Exceed World, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Exceed World, Inc. (hereinafter referred to as "Exceed World", the "Company," "we," "our," "us" and similar terms unless the context indicates otherwise) and its wholly owned subsidiary (collectively referred to as the “Exceed World Group”) and Force International Holdings Limited ("Force Holdings"), which was incorporated in Hong Kong with limited liability and its subsidiaries (collectively referred to as the “Force Holdings Group”, together with the Exceed World Group known as the “Enlarged Group”), after giving effect to the merger of the Company and Force Holdings (the "Pro Forma Transaction"). The unaudited pro forma condensed combined financial information gives effect to the Pro Forma Transaction based on the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 is presented as if the Pro Forma Transaction had occurred on June 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2017 is presented as if the Pro Forma Transaction had occurred on October 1, 2016. The historical Force Holdings financial information is adjusted to conform to accounting principles generally accepted in the United States ("US GAAP") and Exceed World's financial presentation as set out in Note 3 to these unaudited pro forma condensed combined financial statements. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Pro Forma Transaction, (2) factually supportable, and (3) with respect to the condensed combined pro forma statement of operations, expected to have a continuing impact on the combined results.

We have accounted for the merger of Force Holdings in this unaudited pro forma condensed combined financial information using the merger accounting.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the Pro Forma Transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined companies in periods following the merger may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost synergies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) our historical audited consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended September 30, 2017, (ii) our historical unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the nine months ended June 30, 2018, (iii) the historical audited consolidated financial statements for the year ended September 30, 2017 and the historical unaudited condensed consolidated interim financial statements for the nine months ended June 30, 2018 of Force Holdings, which are included in this Form 8-K.

Exceed World, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2018

			Pro Forma Adjustments
	Exceed World Group	Force Holdings Group	Note a	Note c	Note d	Enlarged Group
	US$	US$	US$	US$	US$	US$
	(Unaudited)	(Unaudited)				(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	31,839	13,773,034	(31,839)	-	-	13,773,034
Marketable securities	-	186,083	-	-	-	186,083
Accounts receivable	1,107	1,107	(1,107)	-	-	1,107
Inventories, net	78,570	496,669	(78,570)	-	-	496,669
Prepaid expenses	1,634	1,086,339	(1,634)	-	-	1,086,339
Due from related parties	-	24,076	26,000	-	-	50,076
Other current assets	-	285,498	-	-	-	285,498

Total current assets	113,150	15,852,806	(87,150)	-	-	15,878,806
Prepaid expenses	-	347,806	-	-	-	347,806
Deferred income tax assets	-	271,027	-	-	-	271,027
Fixed assets, net	-	386,037	-	-	-	386,037
Intangible assets, net	633,656	3,050,098	(633,656)	-	-	3,050,098

Total assets	746,806	19,907,774	(720,806)	-	-	19,933,774

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Current liabilities
Accounts payable	5,470	903,240	(5,470)	-	-	903,240
Due to related parties	252,214	775,042	(252,214)	-	-	775,042
Accrued expenses	995	55,639	(995)	-	-	55,639
Deferred income	807	3,102,770	(807)	-	-	3,102,770
Other payables	-	1,764,352	-	-	-	1,764,352
Current portion of capital lease obligations	-	9,535	-	-	-	9,535

Total current liabilities	259,486	6,610,578	(259,486)	-	-	6,610,578
Capital lease obligations, long-term portion	-	45,340	-	-	-	45,340
Long-term note payable	497,018	497,018	(497,018)	-	-	497,018
Long-term note payable – related party	225,917	-	(225,917)	-	-	-
Long term accrued interest	5,799	5,799	(5,799)	-	-	5,799
Long term deferred income	2,396	2,396	(2,396)	-	-	2,396

Total liabilities	990,616	7,161,131	(990,616)	-	-	7,161,131

Shareholders' (deficit) equity
Preferred stock	-	-	-	-	-	-
Common stock	2,000	2,577,000	-	1,270	(2,577,000)	3,270
Additional paid-in capital	12,847	(2,438,979)	-	(1,270)	2,577,000	149,598
(Accumulated deficit) Retained earnings	(259,565)	12,370,826	207,638	-	-	12,318,899
Accumulated other comprehensive income	908	299,968	-	-	-	300,876

Total shareholders' (deficit) equity attributable to owners of the company	(243,810)	12,808,815	207,638	-	-	12,772,643
Non-controlling interests	-	(62,172)	62,172	-	-	-

Total shareholders' (deficit) equity	(243,810)	12,746,643	269,810	-	-	12,772,643

Total liabilities and shareholders' equity	746,806	19,907,774	(720,806)	-	-	19,933,774

Exceed World, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2017

			Pro Forma Adjustments
	Exceed World Group	Force Holdings Group	Note b	Note b	Note c	Enlarged Group
	US$	US$	US$	US$		US$
	(Audited)	(Audited)				(Unaudited)
Revenues	30,273	36,860,282	-	(30,273)		36,860,282
Cost of revenues	(42,524)	(22,219,015)	-	42,524		(22,219,015)

Gross (loss) profit	(12,251)	14,641,267	-	12,251		14,641,267

Operating expenses
Selling, general & administrative expenses	(45,263)	(10,841,436)	-	45,263		(10,841,436)

Total operating expenses	(45,263)	(10,841,436)	-	45,263		(10,841,436)

(Loss) profit from operations	(57,514)	3,799,831	-	57,514		3,799,831

Other (expense) income
Interest expense	(3,929)	(2,801)	-	3,929		(2,801)
Change in fair value of marketable securities	-	130,280	-	-		130,280
Other income	-	158,856	-	-		158,856
Gain on disposal of a subsidiary	-	-	56,363	-		56,363

Total other (expense) income	(3,929)	286,335	56,363	3,929		342,698

(Loss) income before income taxes	(61,443)	4,086,166	56,363	61,443		4,142,529
Income tax expense	-	(533,439)	-	-		(533,439)

Net (loss) income	(61,443)	3,552,727	56,363	61,443		3,609,090

Net (loss) income attributable to common stockholders	(61,443)	3,564,307	56,363	61,443		3,620,670
Net loss attributable to non-controlling interests	-	(11,580)	-	-		(11,580)
Net (loss) income	(61,443)	3,552,727	56,363	61,443		3,609,090

Earnings (loss) per share
Basic and Diluted (Note e)	0.00					0.11

Weighted average common stock	20,000,000				12,700,000	32,700,000

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Preparation

The following unaudited pro forma condensed combined financial information are based on the historical consolidated financial statements of Exceed World and Force Holdings for the year ended September 30, 2017, and the historical condensed consolidated financial statements of Exceed World and Force Holdings for the nine months ended June 30, 2018, after giving effect to the Pro Forma Transaction. As used herein, the term “Pro Forma Transaction” refers to the following: (i) the disposal of Exceed World by Force Holdings Group on September 26, 2018, and followed by the acquisition of Force Holdings Group by Exceed World on the same date, as further defined in the Share Purchase Agreement filed in Exceed World’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2018.

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 is presented as if the Pro Forma Transaction occurred on June 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2017 is presented as if the Pro Forma Transactions occurred on October 1, 2016, the first day of Exceed World’s fiscal year ended September 30, 2017.

The unaudited pro forma condensed combined financial information have been presented for informational purposes only. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transactions, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information are not intended to represent or be indicative of the combined company’s results of operations or financial position that would have been reported had the Pro Forma Transaction been completed as of the dates presented, and should not be taken as a representation of the combined company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies or the costs necessary to achieve these cost savings and operating synergies.

2.	Description of Transaction

On September 26, 2018, e-Learning Laboratory Co., Ltd. (“e-Learning”), a direct wholly owned subsidiary of Force Holdings, entered into a share purchase agreement with Force Internationale Limited (“Force Internationale”), the sole shareholder of Force Holdings, in which e-Learning agreed to sell and Force Internationale agreed to purchase 74.5% equity interest of Exceed World at a cash consideration of US$26,000.

On September 26, 2018, the same date, Force Internationale entered into a share purchase agreement with Exceed World, in which Force Internationale agreed to sell and Exceed World agreed to purchase 100% equity interest of Force Holdings at a consideration of US$12,700,000 by issuance of 12,700,000 common stock at US$1 each.

3.	Reclassification

During the preparation of this unaudited pro forma combined financial information, we performed an analysis of Force Holdings Group’s financial information to identify differences in their financial statements’ presentation compared with the presentation of Exceed World Group. At the time of preparing the unaudited pro forma combined financial information, other than the adjustments made herein, the Company is not aware of any other material reclassification differences.

Refer to the tables below for a summary of reclassification adjustments made to present Force Holdings Group’s consolidated statement of profit and loss and other comprehensive income for the year ended September 30, 2017, in conformity with that of Exceed World:

Presentation in Unaudited Pro Forma Combined Financial Information	Amount US$	Presentation in Force Holdings Group’s IFRS financial statements
Cost of revenues	22,219,015	Cost of sales
Selling, general and administrative expenses	1,120,970	Selling and distributions expenses
Selling, general and administrative expenses	9,720,466	Administrative expenses
Change in fair value of marketable securities	130,280	Change in fair value of investment held for trading
Interest expense	2,801	Finance costs

4.	Accounting Policies

Force Holdings’s consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Exceed World has performed a preliminary review of Force Holdings’s accounting policies based on available information and discussions with Force Holdings’s management to determine whether any adjustments were necessary to ensure the comparability in the pro forma condensed combined financial statements with Exceed World’s accounting policies and with U.S. Generally Accepted Accounting Principles. Exceed World is not aware of any differences, at this time, that would have a material impact on the pro forma condensed combined financial statements. After the acquisition, Exceed World will perform a more detailed review of Force Holdings’s accounting policies. As a result of that review, differences in accounting policies may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

5.	Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)	This adjustment reflects the disposal of 74.5% equity interest of Exceed World by Force Holdings Group at a cash consideration of US$26,000 as if the disposal was occurred on June 30, 2018. The gain on disposal, which is recognized in profit or loss, is calculated as follow:

US$
Cash consideration received	26,000
Total identifiable net liabilities disposed of	243,810
Non-controlling interests	(62,172)
Gain on disposal	207,638

The amount US$26,000 was paid by Force Holdings on behalf of Force Internationale to e-Learning and there is no cash flow effect.

(b)	This adjustment reflects the disposal of 74.5% equity interest of Exceed World by Force Holdings Group at a cash consideration of US$26,000 as if the disposal was occurred on October 1, 2016, and the deconsolidation of the result of Exceed World Group by Force Holdings Group on October 1, 2016. The gain on disposal, which is recognized in profit or loss, is calculated as follow:

US$
Cash consideration received	26,000
Total identifiable net liabilities disposed of	30,577
Non-controlling interests	(214)
Gain on disposal	56,363

(c)	This adjustment reflects the consideration paid for the acquisition of Force Holdings Group by Exceed World at the consideration of US$12,7000,000 which will be satisfied by way of issuance of a total of 12,700,000 consideration shares (the “Consideration Shares”) by Exceed World to Force Internationale, at an issue price of US$1 per Consideration Share. As the fair value of the Consideration Shares at the date of completion of the Pro Forma Transaction (the “Completion Date”) may be substantially different from the closing price of the Company’s common stock at June 30, 2018, the actual fair value of the consideration may be different from those presented in the Unaudited Pro Forma Financial Information.

The effect to the Company’s common stock and additional paid-in capital in respect of the issue of 12,700,000 Consideration Shares by the Company with par value of US$0.0001 per share as follows:

US$
Common stock
- Issuance of Consideration Shares
(being 12,700,000 shares of US$0.0001 each)	1,270

Additional paid-in capital
- Issuance of Consideration Shares
(being 12,700,000 shares x (US$0.75* -US$0.0001 each)	9,523,730
Less: Merger effect (being 12,700,000 shares x US$0.75)	(9,525,000)
(1,270)

*: For the preparation of the unaudited pro forma condensed combined financial information, the Company has used the closing price of its shares at June 30, 2018 to calculate the fair value of the Consideration Shares.

On the completion date of the Pro Forma Transaction, the fair value of the Consideration Shares will have to be reassessed, based on the market price of the Company’s shares on the Completion Date.

(d)	This adjustment reflects the elimination of share capital of Force Holdings.

(e)	Pro forma net income per weighted average common shares outstanding is determined by dividing the pro forma net income by the weighted average number of common shares outstanding for the period, assuming the closing of the transactions described in Note 2 occurred on October 1, 2016.